EXHIBIT 21.1
SUBSIDIARIES

	Jurisdiction of	Percentage
Name	Organization	Ownership
Capital Senior Living, Inc.	Texas	100%
Capital Senior Development, Inc.	Texas	100%
Capital Senior Management 1, Inc.	Texas	100%
Capital Senior Management 2, Inc.	Texas	100%
Capital Senior Management AC, Inc.	Delaware	100%
Capital Senior East Lansing, LLC	Delaware	100%
Capital Senior Peoria, LLC	Delaware	100%
Capital Senior Raleigh, LLC	Delaware	100%
Capital Senior Winston-Salem, LLC	Delaware	100%
CSL Hearth GP, LLC	Delaware	100%
CSL Midwest GP, LLC	Delaware	100%
Capital Senior Living Properties, Inc.	Texas	100%
Capital Senior Living Properties 2, Inc.	Texas	100%
Capital Senior Living Properties 2, - Atrium of Carmichael, Inc.	Delaware	100%
Capital Senior Living Properties 2, - Crossword Oaks, Inc.	Delaware	100%
Capital Senior Living Properties 2 - Gramercy, Inc.	Delaware	100%
Capital Senior Living Properties 2, - Heatherwood, Inc.	Delaware	100%
Capital Senior Living Properties 2 – NHPT, Inc.	Delaware	100%
Capital Senior Living Properties 2, - Tesson Heights, Inc.	Delaware	100%
Capital Senior Living Properties 2 - Veranda Club, Inc.	Delaware	100%
Capital Senior Living Properties 3, Inc.	Delaware	100%
Capital Senior Living Properties 4, Inc.	Delaware	100%
Capital Senior Living Properties 5, Inc,	Delaware	100%
Capital Senior Living Properties 6, Inc.	Delaware	100%
Capital Senior Living A, Inc.	Delaware	100%
Capital Senior Living, ILM-A, Inc.	Delaware	100%
Capital Senior Living P-B, Inc.	Delaware	100%
Capital Senior Living ILM-B, Inc.	Delaware	100%
Capital Senior Living P-C, Inc.	Delaware	100%
Capital Senior Living ILM-C, Inc.	Delaware	100%
Capital Senior Living Acquisition, LLC	Delaware	100%
CGI Management, Inc.	Delaware	100%
CSL LeaseCo, Inc.	Delaware	100%
Quality Home Care, Inc.	Indiana	100%
Triad Senior Living I, LP	Texas	100%
Triad Senior Living II, LP	Texas	100%
Triad Senior Living III, LP	Texas	100%
Triad Senior Living IV, LP	Texas	100%
Triad Senior Living V, LP	Texas	100%
HealthCare Properties Liquidating Trust	Delaware	57%
Midwest Portfolio Holding II, LP	Delaware	15%
Midwest Portfolio Holdings, LP	Delaware	11%
SHPIII/CSL Miami, LLC	Delaware	10%
SHPIII/CSL Richmond Heights, LLC	Delaware	10%
SHPIII/CSL Levis Commons, LLC	Delaware	10%
SHPII/CSL Libertyville LLC	Delaware	5%
SHPII/CSL Naperville LLC	Delaware	5%
SHPII/CSL Summit LLC	Delaware	5%
SHPII/CSL Trumbull LLC	Delaware	5%